Exhibit 99.1

925 W Georgia St, Suite 910 Vancouver, British Columbia V6C 2G3 (720) 726-9662 www.gatossilver.com

GATOS SILVER EXTENDS SOUTH-EAST DEEPS ZONE AT CERRO LOS GATOS

Vancouver, BC — January 23, 2023 — Gatos Silver, Inc. (NYSE/TSX: GATO) (“Gatos Silver” or the “Company”) today provided a quarterly update on the drilling and exploration programs in the Los Gatos district (“LGD”), including the extension of the South-East Deeps zone at its 70%-owned Cerro Los Gatos (“CLG”) mine. The Company also announced a corporate update regarding the timeline for filing outstanding financial statements.

Highlights

•	Exploration drilling success continues to demonstrate significant mine life extension potential through resource conversion and expansion at CLG.

•	Drilling at CLG has expanded the known extents of the South-East Deeps zone laterally and at depth

o	Mineralization in the South-East Deeps has now been intersected 415 meters below the bottom of the 2022 mineral reserve reflected in the Los Gatos Technical Report[1]. The known strike length over which significant intercepts have been returned is now more than 950 meters. This amounts to an extension of approximately 410 meters laterally and 85 meters vertically since October and the zone remains open laterally and at depth.

o	Drilling highlights from the fourth quarter of 2022 include hole SE-487 that intercepted 7.2 meters (estimated 5.8 meters true width) at 191 g/t silver, 2.93% zinc, 2.38% lead and 0.68 g/t gold and hole SE-498 that intercepted 3.0 meters (estimated 2.0 meters true width) at 771 g/t silver with lower grade base metals. See Table 1 for complete intercept details.

•	Resource conversion and extension drilling at CLG in the North-West, Central and South-East zones has returned strong results with particularly high base metal values

o	Drilling in all zones intercepted significant mineralization. The Central zone returned particularly positive results within and below the 2022 mineral resource area.

o	Drilling highlights from the fourth quarter of 2022 include hole CZ-485A that intercepted 5.0 meters (estimated 4.5 meters true width) at 88 g/t silver, 9.99% zinc, 4.35% lead and 0.52 g/t gold and hole SE-499 that returned 3.0 meters (estimated 2.5 meters true width) at 158 g/t silver, 3.66% zinc, 8.97% lead, 0.43 g/t gold and 0.86% copper. See Table 2 for complete intercept details.

•	Greenfields exploration work in the LGD has started to identify new high priority zones

o	Detailed mapping between CLG and Cascabel has identified a previously unrecognized structure, Mamba, close to the existing mine development.

o	Greenfields exploration activities continued across parts of the large, highly prospective property with a focus on detailed mapping, geophysical interpretation and select drilling.

1 The “Los Gatos Technical Report” means the Technical Report titled “Mineral Resource and Reserve Update, Los Gatos Joint Venture, Chihuahua, Mexico,” prepared by Golder Associates, dated November 10, 2022 with an effective date of July 1, 2022, which was prepared in accordance with the requirements of NI 43-101 and the SEC Mining Modernization Rules.

Dale Andres, CEO of Gatos Silver said:

“We continue to be very encouraged by the results of our ongoing resource drilling and exploration programs within the Cerro Los Gatos mine and in the Los Gatos district as we work towards realizing our district-scale upside. At CLG, the discovery of the South-East Deeps zone in 2022 was significant, and further drilling continues to demonstrate the scale and potential of this mineralized zone. We believe that this zone has the potential to provide years of mine life extension.

Additionally, we have made solid progress on resource conversion drilling of high-grade inferred material located adjacent to existing mine infrastructure. The results of our ongoing resource expansion and resource conversion drilling will be reflected in an updated mineral reserve and mineral resource that is expected to be announced in the third quarter of 2023. Beyond the CLG deposit, we see significant potential for new discoveries on our extensive land position and we are actively working on the identification, prioritization and follow-up on the highest quality opportunities.”

CLG South-East Deeps Drilling

As previously announced in our News Release dated October 3, 2022, drilling in the area beneath the main South-East zone discovered both silver-copper and silver-lead-zinc mineralization extending significantly below the bottom of the 2022 mineral reserve, an area that is referred to as the South-East Deeps.

Prior to the discovery of the South-East Deeps, mineralization at CLG had been recognized between the elevations of ~1,050 masl and ~1,500 masl. Following the latest drilling, mineralization has now been intercepted down to an elevation of ~735 masl, with a total vertical extent of mineralization in the South-East zone now more than 650 meters and extending approximately 415 meters below the bottom of the 2022 mineral reserve.

Figure 1: Long section showing South-East Deeps drilling intercepts (drilled width). See Table 1 for full details including true width estimates.

Since the October 3, 2022 announcement, drilling in the South-East Deeps zone has continued and additional assays have been received from drilling that was largely focused on step-out holes towards the NW and SE as well as at depth to continue defining the extents of the mineralized area.

Based on this latest drilling, the newly identified mineralized zone now extends more than 950 meters laterally and 400 meters vertically and continues to remain open both laterally and at depth. Drilling intercepts to date have identified a higher-grade core which is where drilling will focus over the coming months before testing the extents of the zone laterally.

The South-East Deeps discovery and recent drill results continue to demonstrate excellent potential for a multi-year mine life extension, taking advantage of existing surface and underground mine infrastructure for future mine development at depth in this zone.

Figure 2: Cross-section through South-East Deeps at drillhole SE-498 showing intercepts (drilled width). See Table 1 for full details including true width estimates.

CLG Resource Definition Drilling

Surface drilling at CLG continued in the fourth quarter of 2022 to improve confidence in areas of higher-grade inferred resources in the North-West, Central and South-East zones of the deposit. In addition to the surface drilling results described below, underground drilling in these zones continues targeting both resource conversion and resource expansion which will also be used in the mineral reserve and mineral resource update planned for the third quarter of 2023.

Drilling results from all three zones confirmed the presence of additional above reserve cut-off grade material. The intercepts in the Central and South-East zones have returned particularly high base metal results. Completed and future drilling in these areas, which are adjacent to the 2022 mineral reserve, is targeting to increase the resource confidence to include this material in the mine plan update for the third quarter of 2023 and is anticipated to require only minimal additional mine development.

Figure 3: Long section of CLG showing select drilling intercepts (drilled width) from resource conversion drilling. See Table 2 for full details including true width estimates.

Los Gatos District Exploration Update

In addition to the encouraging resource extension opportunities at CLG, the LGD, also held by the Los Gatos Joint Venture (“LGJV”), comprises a large land package covering over 103,000 ha. The Company considers the district to be very prospective for hosting additional Ag-Zn-Pb-Au-Cu deposits. The LGJV has an established pipeline of prospects with over 45 targets identified to date. Work is advancing on detailed mapping and drill testing of the highest priority known targets, as well as on district mapping and geophysics to identify additional targets.

The district exploration strategy is focused on the exposed section of andesite running from the far north-west boundary of the property down to Esther and CLG deposits located in the centre of the property, as well as the large basin located south and east of CLG which is underlain by andesite and expected to contain other district scale fault structures that are conducive to large deposits. Priority areas of interest on the exposed andesite include the targets identified in the area from CLG to Esther, the Amapola / Wall-e / Rodeo area, and at El Lince.

During the fourth quarter of 2022, detailed mapping and surface sampling within the CLG to Esther area has provided new information on a system of structures and veins known as the Mamba fault, located within 1 km of the CLG operations. Surface sampling showed elements consistent with those expected at the top of a mineralized system (As, Sb, Hg and Mn). In November 2022, a shallow drill hole (MAM-01), was completed with the objective of confirming the continuity and dip of the structure to inform follow-up drilling which would target the potential mineralized horizon deeper in the system. As expected, the initial drillhole results did not contain significant values for Ag, Zn and Pb but were encouraging with a wide alteration zone and the elements consistent with the top of a mineralized epithermal structure. A deeper follow-up drillhole is planned for Q1 2023 to test the target.

Figure 4: Plan view of Mamba relative to the CLG infrastructure and Esther

New detailed mapping in the area of Amapola / Wall-e / Rodeo has identified numerous new vein and fault structures. One of the newly identified structures, the Alma vein, has a zone of veinlets between 1-2 meters over a length of 2 km with outcrops showing replacement textures that are indicative of boiling in an epithermal system as well as visible mineralization including sphalerite, galena and pyrite. At Wall-e, hole WA-06 was drilled to 780 meters to target approximately 200 meters underneath the previously disclosed drillhole WA-05. The drillhole intercepted the structure however the host lithology was insufficiently fractured for meaningful mineralized volume. Final assays have not been returned but are not expected to be significant. Further drilling in this area is planned in 2023.

Additionally, the LGJV has acquired extensive magnetic and radiometric data for the property. This data along with the historic IP information available was reinterpreted during the fourth quarter of 2022 and the results are being used to plan future studies that will aim to identify major structures within the basin to the north-east of CLG.

Drilling Results Tables

Table 1: South-East Deeps Drilling Results

Drillhole		From	To	Drill Width	Estimated True Width	Ag	Zn	Pb	Au	Cu2
		m	m	m	m	g/t	%	%	g/t	%
GA-SE-476		783.0	789.0	6.0	4.2	34	3.63	1.21	0.11	0.10

GA-SE-481		919.5	927.5	8.0	5.7	47	5.34	1.78	0.13	0.42

GA-SE-486	NSV

GA-SE-487		667.2	681.4	14.2	11.3	118	2.52	1.91	0.43	0.12
	including	672.7	679.9	7.2	5.8	191	2.93	2.38	0.68	0.20

GA-SE-DV-488		779.0	781.0	2.0	1.6	131	0.83	4.35	0.20	0.12

GA-SE-498		825.0	828.0	3.0	2.0	771	0.67	0.15	0.04	0.16
	and	838.0	841.0	3.0	2.0	53	3.13	3.10	0.39	0.47
	and	860.0	867.5	7.5	5.0	43	3.69	2.62	0.05	0.70
	including	864.0	866.0	2.0	1.3	91	5.38	5.88	0.06	1.15

Table 2: Resource Definition Drilling Results

Drillhole		From	To	Drill Width	Estimated True Width	Ag	Zn	Pb	Au	Cu2
		m	m	m	m	g/t	%	%	g/t	%
GA-NW-480		409.5	411.0	1.5	1.5	93	5.56	6.10	0.25	0.08

GA-CZ-482	NSV

GA-CZ-483		508.0	512.0	4.0	3.2	52	9.52	2.84	0.26	0.58

GA-NW-DV-484-1A		562.5	564.5	2.0	1.7	55	2.84	0.75	0.07	0.06

GA-CZ-485A		551.0	556.0	5.0	4.5	88	9.99	4.35	0.52	0.07

GA-CZ-489		549.0	552.5	3.5	2.9	57	7.13	2.73	0.21	0.08

GA-NW-490		421.0	425.0	4.0	3.8	30	2.84	1.25	0.07	0.10
	and	437.0	441.0	4.0	3.8	27	6.14	1.36	0.07	0.10

GA-NW-492		443.0	445.0	2.0	1.8	180	2.59	2.29	0.03	0.12
	and	524.1	526.1	2.0	1.0	26	5.60	1.28	0.11	0.09

GA-CZ-493		339.0	345.0	6.0	5.3	99	5.87	3.41	0.15	0.40

GA-CZ-495		318.0	321.5	3.5	3.1	113	2.69	1.45	0.29	0.51

GA-SE-499		598.0	609.5	11.5	9.6	90	1.74	2.65	0.14	0.29
	including	606.5	609.5	3.0	2.5	158	3.66	8.97	0.43	0.86

GA-CZ-502		436.0	439.6	3.6	3.1	205	3.71	1.80	0.34	0.18

GA-SE-503		680.0	682.0	2.0	1.4	190	4.22	7.55	0.61	0.32

2 Copper recovered in the process plant currently reports to the lead concentrate in quantities that are not payable. CLG is preparing metallurgical test work to analyze the economics of the potential installation of a copper separation circuit.

Table 3: Drillhole Locations

Drillhole	Target	Easting	Northing	Elevation	Azimuth	Dip	Hole Depth
GA-CZ-482	Resource	368,944	3,047,653	1,622	212	-65	550
GA-CZ-483	Resource	368,865	3,047,690	1,622	209	-63	535
GA-CZ-485A	Resource	368,842	3,047,813	1,629	208	-52	572
GA-CZ-489	Resource	368,867	3,047,774	1,629	210	-67	583
GA-CZ-493	Resource	369,169	3,047,382	1,572	212	-62	360
GA-CZ-495	Resource	369,170	3,047,325	1,571	213	-63	332
GA-CZ-502	Resource	368,968	3,047,596	1,608	214	-66	463
GA-NW-480	Resource	368,413	3,047,878	1,591	215	-56	603
GA-NW-490	Resource	368,484	3,047,823	1,590	215	-53	579
GA-NW-492	Resource	368,442	3,047,864	1,590	212	-50	564
GA-NW-DV-484-1A	Resource	368,413	3,047,878	1,591	215	-56	584
GA-SE-476	Resource	369,517	3,047,555	1,615	203	-67	819
GA-SE-499	Resource	369,516	3,047,555	1,615	215	-47	635
GA-SE-503	Resource	369,581	3,047,577	1,604	214	-45	704
GA-SE-481	South-East Deeps	370,084	3,047,286	1,574	222	-61	992
GA-SE-486	South-East Deeps	369,337	3,047,829	1,619	222	-62	824
GA-SE-487	South-East Deeps	369,516	3,047,555	1,615	214	-54	704
GA-SE-498	South-East Deeps	369,492	3,047,711	1,615	213	-64	879
GA-SE-DV-488	South-East Deeps	369,337	3,047,829	1,619	221	-63	870

Corporate Update

On January 23, 2022, the Toronto Stock Exchange approved the Company’s request to extend the timeline to file its annual financial statements for the year ending December 31, 2021, as well as its interim financial statements for the periods March 31, 2022, June 30, 2022, and September 30, 2022, to March 31, 2023.

The foregoing is consistent with the Company’s previous disclosure that it expects all delayed filings, including the audit of the financial statements required to be included in its annual report on Form 10-K for the year ended December 31, 2021, and the reviews of its quarterly reports on Forms 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, to be completed before the end of the first quarter of 2023. The Company expects to hold its annual shareholders’ meeting once such public reports have been filed.

About Gatos Silver

Gatos Silver is a silver dominant exploration, development and production company that discovered a new silver and zinc-rich mineral district in southern Chihuahua State, Mexico. As a 70% owner of the Los Gatos Joint Venture, the Company is primarily focused on operating the Cerro Los Gatos mine and on growth and development of the Los Gatos district. The LGJV consists of approximately 103,087 hectares of mineral rights, representing a highly prospective and under-explored district with numerous silver-zinc-lead epithermal mineralized zones identified as priority targets.

Quality Assurance/Quality Control

The half core samples from the LGJV’s surface exploration drillholes are shipped directly in sealed bags to the ALS preparation facilities in Chihuahua City, Mexico. After sample preparation in Chihuahua, sample pulps are shipped to ALS in North Vancouver, Canada for analysis. The remaining half core is retained on site. Sample batches include intermittent blanks, duplicates and certified standards. The results of the assaying of the QA/QC material included in each batch are tracked to ensure the integrity of the assay data. ALS Limited is a third-party independent laboratory.

Qualified Person

Scientific and technical disclosure in this press release was approved by Anthony (Tony) Scott, P.Geo., Senior Vice President of Corporate Development and Technical Services of Gatos Silver who is a “Qualified Person” as defined in S-K 1300 and NI 43-101.

Qualification Regarding Exploration and Drilling Results

Any statements herein regarding ranges of potential tonnage and grade or quality of any exploration target are conceptual in nature; except as specified in the Los Gatos Technical Report there has been insufficient exploration of the relevant properties to estimate a mineral resource; it is uncertain whether further exploration will result in the estimation of a mineral resource; any exploration target therefore does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve (mineral resource and mineral reserve estimates are stated exclusively in the Los Gatos Technical Report).

Forward-Looking Statements

This press release contains statements that constitute “forward looking information” and “forward-looking statements” within the meaning of U.S. and Canadian securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding mine life extension potential, resource conversion and expansion, prospects for potential development, new high priority zones, and economic potential of drilling results. Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements, and such other risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission and Canadian securities commissions. Gatos Silver expressly disclaims any obligation or undertaking to update the forward-looking statements contained in this press release to reflect any change in its expectations or any change in events, conditions, or circumstances on which such statements are based unless required to do so by applicable law. No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this press release.

Investors and Media Contact

Tiffany Osburn
Director, Financial Reporting and Corporate Communications
investors@gatossilver.com
(720) 726-9662